Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
for
Tender of Shares of Common Stock
of
KALVISTA PHARMACEUTICALS, INC.
at
$27.00 per share
by
SKYLINE MERGER SUB, INC.,
a wholly owned subsidiary of
CHIESI FARMACEUTICI S.P.A.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE FOLLOWING 11:59 P.M., EASTERN TIME, ON WEDNESDAY, JUNE 10, 2026, UNLESS THE OFFER IS EXTENDED (SUCH DATE
AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”) OR EARLIER TERMINATED.
As set forth in Section 3 of the Offer to Purchase, dated May 13, 2026 (the “Offer to Purchase” and together with the related Letter of Transmittal (the “Letter of Transmittal”), as they may be amended or supplemented from time to time, the “Offer”) this form must be used to accept the Offer if (1) certificates representing your shares of Common Stock, par value $0.001 per share (the “Shares”), of KalVista Pharmaceuticals, Inc., a Delaware corporation (the “Company”), are not immediately available or cannot be delivered to the Depositary prior to the Expiration Date (or the procedures for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal cannot be completed on a timely basis), or (2) time will not permit all required documents, including a completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Date.
This form, signed and properly completed, may be transmitted by facsimile or delivered by mail or overnight courier to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.
The Depositary for the Offer is:

Equiniti Trust Company, LLC

If delivering by express mail, courier or other expedited service: Equiniti Trust Company, LLC 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120 Attn: Onbase - Reorganization Department	By mail: Equiniti Trust Company, LLC Operations Center Attn: Onbase - Reorganization Department 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120	By facsimile transmission: 1 (718) 765-8758 To confirm: Toll-free: 1 (877) 248-6417 or 1 (718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION
OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT
CONSTITUTE A VALID DELIVERY.
For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address, or by facsimile transmission, by the Expiration Date. Deliveries of this Notice of Guaranteed Delivery to the Company, the Information Agent or The Depository Trust Company (“DTC”) will not be forwarded to the Depositary and therefore will not constitute valid delivery.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to Skyline Merger Sub, Inc. (the “Purchaser”), a Delaware corporation and a wholly owned subsidiary of Chiesi Farmaceutici S.p.A., an Italian società per azioni, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.
All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.
ALL STOCKHOLDERS TENDERING BY NOTICE OF GUARANTEED DELIVERY
MUST COMPLETE THE FORM BELOW AND HAVE THE GUARANTEE ON
THE FOLLOWING PAGE COMPLETED

Number of Shares and Certificate No(s): (if available)

Check here if Shares will be tendered by book-entry transfer.
Name of Tendering Institution:
DTC Account Number:
Dated:

Name(s) of Record Holder(s):

(Please type or print)
Address(es):
(Zip Code)
Area Code and Tel. No.
(Daytime telephone number)
Signature(s):

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP) or the Stock Exchange Medallion Program (SEMP), or any other “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 (the “Eligible Institution”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees that (1) the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at DTC, in any such case, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within one business day (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.:

(Authorized Signature)

Name:

(Please type or print)

Title:

Date:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH
YOUR LETTER OF TRANSMITTAL.
3